UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 21, 2022, Hanger, Inc., a Delaware corporation (the “Company” or “Hanger”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hero Parent, Inc., a Delaware corporation (“Parent”), and Hero Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire Hanger in a cash merger with Merger Sub merging with and into Hanger (the “Merger”) and Hanger surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital.

The Company held a Special Meeting of Stockholders at 10:00 a.m. Central time on September 30, 2022 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on two proposals as set forth below, each of which was described in detail in the Company’s definitive proxy statement, dated August 26, 2022 and as amended and supplemented on September 20, 2022, as filed with the Securities and Exchange Commission (the “Proxy Statement”). The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below (proposal numbers correspond to the proposal numbers used in the Proxy Statement).

As of the close of business on the record date for the Special Meeting, which was August 24, 2022, there were 39,123,266 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 32,929,503 shares of Common Stock, representing approximately 84% of the shares of Common Stock outstanding as of the record date for the Special Meeting, were represented in person or by proxy and entitled to vote at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

1.	Proposal 1: The approval of a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
32,813,895	60,551	55,057	-

2.	Proposal 3: The approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
24,461,825	7,173,636	1,294,042	-

In light of the approval of Proposal 1, Proposal 2 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 8.01	Other Events.

On September 30, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Hanger, Inc. on September 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President, General Counsel and Secretary

Dated: September 30, 2022